UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2011, The Pantry, Inc. (the “Company”) entered into a Seventh Amendment to Branded Jobber Contract dated June 17, 2011 between BP Products North America Inc. (“BP”) and the Company (the “Seventh Amendment”).  The Seventh Amendment amends terms and conditions of the Branded Jobber Contract dated February 1, 2003, as amended to date (the “Original Contract”).  The effective date of the Seventh Amendment is June 1, 2011.  On June 17, 2011, the Company and BP also entered into a Term Fuel Supply Agreement effective as of June 1, 2011 (the “Supply Agreement”)

Seventh Amendment

The Seventh Amendment modifies the following terms to the Original Contract:

•	The Company’s obligation to purchase a minimum volume of BP-branded gasoline products was amended as follows:

o
to provide for revised minimum volume requirements as follows: 405,000,000 gallons of BP-branded products for the period from October 1, 2010 through September 30, 2011 and 405,000,000 gallons of BP-branded products for the period from October 1, 2011 through September 30, 2012;

o
in any period in which the Company fails to purchase a specified percentage of its minimum volume requirement, the Company will pay BP an amount equal to two cents per gallon times the difference between the actual gallon volume of BP-branded product purchased and the number of gallons equal to the specified percentage of the minimum volume requirement for the given period; and

o	to provide that the Company’s purchase of up to a specified number of gallons of BP-branded diesel will count toward the Company’s minimum BP-branded products volume requirement.

•	The specified rebates for which the Company is eligible were amended effective May 10, 2011.

Additionally, the Seventh Amendment provides for the following:

•
BP agreed to waive certain amounts owed by the Company to BP as a result of the Company’s failure to purchase the minimum volume requirement of BP-branded products during the period from October 1, 2009 through September 30, 2010.

•
The Company and BP agreed to debrand certain of the Company’s BP-branded retail sites pulling BP product from certain BP supply terminals, and BP has agreed to waive the unamortized liability related to such debranded sites that would otherwise be owed by the Company to BP.

Except as expressly provided in the Seventh Amendment, all terms and conditions of the Original Contract remain in full force and effect.

Supply Agreement

The Supply Agreement provides for the Company to purchase, and for BP to sell, certain unbranded gasoline products for use at certain of the Company’s convenience store locations specified in the Supply Agreement.  Under the Supply Agreement, the Company is required to purchase certain minimum amounts of unbranded gasoline products from BP at prices based on the Platt’s Oilgram Price Report U.S. and/or the daily products rack price published by the Oil Price Information Service.  The Supply Agreement contains indemnity provisions typical of fuel supply agreements.  The Supply Agreement’s term expires on June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President, Chief Financial Officer and Secretary

Date: June 23, 2011